UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): March 20, 2012

FIDELITY D & D BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	333-90273	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA	18512
(Address of principal executive offices)	(Zip Code)

(570) 342-8281

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On March 20, 2012, the board of directors of Fidelity D & D Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, The Fidelity Deposit and Discount Bank (the “Bank”) appointed Richard J. Lettieri and Kristin Dempsey O’Donnell as directors of the Company and the Bank. Mr. Lettieri was appointed as a Class A director of the Company to serve until the 2012 annual meeting of shareholders, and Mrs. O’Donnell was appointed as a Class B director of the Company to serve until the 2014 annual meeting of shareholders. As of this disclosure, neither Mr. Lettieri nor Mrs. O’Donnell has been named to any committees.

Other than those fees and benefits available to all nonemployee directors of the Company, Mr. Lettieri and Mrs. O’Donnell were not appointed to their positions pursuant to any arrangement or understanding with any other person, and they have no reportable transactions under Item 404(a) of Regulation S-K.

A press release announcing the appointments is incorporated by reference to Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release announcing appointment of new directors dated as of March 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY D & D BANCORP, INC. (Registrant)

Dated: March 21, 2012	By:	/s/ Salvatore R. DeFrancesco, Jr.
Salvatore R. DeFrancesco, Jr. Treasurer and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.

99.1	Press release announcing appointment of new directors dated as of March 21, 2012